Exhibit 99.1

For Immediate Release
Mediacom Communications Reports Results
for Third Quarter 2007
Middletown, NY — November 6, 2007 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three and nine months ended September 30, 2007. The Company will hold a teleconference to discuss its financial results today at 10:30 a.m. Eastern Time. A live broadcast of the Company’s teleconference can be accessed through the Company web site at www.mediacomcc.com.
Third Quarter 2007 Financial Highlights
•	Revenues increased 7.4% to $328.3 million from $305.6 million in Q3 2006

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) rose 5.4% to $116.7 million[1]

•	Operating income decreased 0.9% to $55.4 million

•	Net loss of $36.3 million, versus net loss in Q3 2006 of $89.8 million

•	Average monthly revenue per basic subscriber increased 12.2% to $81.81

•	Total revenue generating units (“RGUs”) rose 5.4% to 2,673,000, with a quarterly net gain of 40,000
“Despite softer than expected net RGU growth this quarter, we are pleased with the improved product mix as customers increasingly embrace our multiple-product platform,” said Rocco B. Commisso, Mediacom’s Chairman and CEO. “More profitable double- and triple- play customers are replacing video-only subscribers, as reflected by the dramatic 12% increase in year-over-year total ARPU. We expect these favorable trends to continue, as our advanced video, data and phone services become more widely accepted in our markets.”
Three Months Ended September 30, 2007 Compared to Three Months Ended September 30, 2006
Revenues rose 7.4% to $328.3 million for the third quarter of 2007, reflecting strong contributions from Mediacom’s data and phone businesses.
•	Video revenues increased 2.0% from the third quarter of 2006, primarily due to higher service fees from advanced video products and services and basic video rate increases, offset in part by a lower number of basic subscribers. During the quarter, the Company lost 13,000 basic subscribers, including approximately 3,000 basic subscribers from the sale of a non-strategic cable system, compared to a loss of 6,000 for the same period last year. Average monthly video revenue per basic subscriber grew 6.4% from the third quarter of 2006 to $56.30.

Digital customers grew by 9,000 during the third quarter of 2007, as compared to an increase of 18,000 in the same period last year.

[1]	Adjusted OIBDA excludes non-cash, share-based compensation charges.

•	Data revenues rose 16.0%, primarily due to a 16.9% year-over-year increase in data customers. Data customers grew by 23,000 during the third quarter of 2007, as compared to a gain of 28,000 in the same period last year.
•	Telephone revenues rose 83.8%, primarily due to a 98.8% year-over-year increase in phone customers. The Company’s phone customers grew by 21,000 during the third quarter of 2007, as compared to a gain of 17,000 in the same period last year. As of September 30, 2007, Mediacom Phone was marketed to approximately 2.5 million of the Company’s 2.84 million estimated homes passed.
•	Advertising revenues rose 12.1%, in large part due to a fourteen week broadcast sales period this quarter, as compared to a thirteen week period in the prior year.
Total operating costs grew 8.6% primarily due to (i) recurring expenses related to growth in the Company’s phone and data services, (ii) increases in programming unit costs, and (iii) greater marketing, bad debt and telecommunications expenses.
As a result, Adjusted OIBDA increased by 5.4%. Operating income decreased by 0.9% due primarily to higher depreciation and amortization, largely offset by the increase in Adjusted OIBDA.
Liquidity and Capital Resources
The Company has included the Condensed Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 in Table 4 to provide more details regarding liquidity and capital resources.
Significant sources of cash for the nine months ended September 30, 2007 were:
•	Net cash flows from operating activities of $143.7 million.

•	Sale of cable systems for $32.4 million.

•	Net borrowing of revolving bank loans of $42.1 million.
Significant uses of cash for the nine months ended September 30, 2007 were:
•	Capital expenditures of approximately $182.8 million.

•	Purchase of a cable system for $7.3 million.

•	Repurchases of common stock totaling $39.0 million.
Free cash flow, as defined by the Company below, was negative $19.7 million for the nine months ended September 30, 2007, as compared to positive $6.8 million in the prior year period. See Table 7 for further detail.
Financial Position
At September 30, 2007, the Company had total debt outstanding of $3,186.7 million, an increase of $48.3 million since June 30, 2007. As of the same date, the Company had unused credit facilities of about $704.6 million, all of which could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements. As of the date of this press release, about 66.2% of the Company’s total debt is at fixed interest rates or subject to interest rate protection.

Stock Repurchase Program and Activity
During the three months ended September 30, 2007, the Company repurchased approximately 4.2 million shares of its Class A Common Stock for an aggregate cost of $34.7 million. As of September 30, 2007, no funds were available under the Company’s stock repurchase program. On November 1, 2007, the Company’s Board of Directors authorized a new $50.0 million stock repurchase program.
Updated 2007 Guidance
Given current trends in the business, the Company is revising its full-year 2007 financial guidance as follows:
•	Revenue growth of 6.5 — 7.0% from 7.0 — 8.0%

•	Adjusted OIBDA growth of 4.0 — 5.0% from 6.0 — 7.0%
Capital expenditure guidance has been revised to about $225 million from approximately $215 million.
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. The Company defines Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and defines Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate the Company’s performance and to forecast future results. The Company believes Adjusted OIBDA is useful for investors because it enables them to assess the Company’s performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate the Company’s ability to service its debt and to fund continued growth with internally generated funds. The Company believes Free Cash Flow is useful for investors because it enables them to assess the Company’s ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company’s definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Table 6. The Company is unable to reconcile these non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain events, such as the initiation of depreciation relative to network construction projects, or changes in working capital.
Company Description
Mediacom Communications is the nation’s 8th largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed Internet access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Forward Looking Statements
In this press release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: existing and future competition in our video, high-speed Internet access and phone businesses; our ability to achieve anticipated customer and revenue growth and to successfully implement our growth strategy, including the introduction of new products and services and acquisitions; increasing programming costs; changes in laws and regulations; our ability to generate sufficient cash flow to meet our debt service obligations and access capital to maintain our financial flexibility; our Class B common stock has substantial voting rights and, through his beneficial ownership of the Class B common stock, our Chairman and CEO generally has the ability to control the outcome of all matters requiring stockholder approval; and the other risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 and other reports or documents that we file from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Tables:	Contact:
(1) Consolidated Statements of Operations-three month periods	Investor Relations
(2) Consolidated Statements of Operations—nine month periods	Matt Derdeyn
(3) Condensed Consolidated Balance Sheets	Group Vice President,
(4) Condensed Statements of Cash Flows	Corporate Finance and Treasurer
(5) Capital Expenditure Data	(845) 695-2612
(6) Reconciliation Data — Historical	Media Relations
(7) Calculation — Free Cash Flow	Thomas Larsen
(8) Summary Operating Statistics	Vice President,
Legal Affairs
(845) 695-2754

TABLE 1
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,		Percent
	2007	2006	Change
Video	$225,887	$221,384	2.0%
Data	70,528	60,803	16.0
Phone	14,443	7,857	83.8
Advertising	17,394	15,512	12.1

Total revenues	$328,252	$305,556	7.4%

Service costs	$137,432	$124,320	10.5%
SG&A expenses	68,440	65,019	5.3
Corporate expenses	5,652	5,455	3.6

Total operating costs	$211,524	$194,794	8.6%

Adjusted OIBDA	$116,728	$110,762	5.4%

Non-cash, share-based compensation charges	1,319	1,227	7.5
Depreciation and amortization	59,970	53,572	11.9

Operating income	$55,439	$55,963	(0.9)%

Interest expense, net	$(61,185)	$(57,125)	7.1%
Loss on early extinguishment of debt	—	(28,298)	NM
Loss on derivatives, net	(13,786)	(15,851)	NM
Loss on sale of cable systems	(1,166)	—	NM
Other expense, net	(1,155)	(2,124)	NM

Loss before income taxes	(21,853)	(47,435)	NM
Provision for income taxes	(14,495)	(42,392)	NM

Net loss	$(36,348)	$(89,827)	NM

Basic weighted average shares outstanding	108,013	109,689
Basic loss per share	$(0.34)	$(0.82)
Diluted weighted average shares outstanding	108,013	109,689
Diluted loss per share	$(0.34)	$(0.82)

Adjusted OIBDA margin (a)	35.6%	36.2%
Operating income margin (b)	16.9%	18.3%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 2
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,		Percent
	2007	2006	Change
Video	$667,544	$660,837	1.0%
Data	205,481	174,350	17.9
Phone	39,268	17,297	127.0
Advertising	48,568	44,842	8.3

Total revenues	$960,861	$897,326	7.1%

Service costs	$403,627	$364,596	10.7%
SG&A expenses	196,511	183,561	7.1
Corporate expenses	17,287	15,904	8.7

Total operating costs	$617,425	$564,061	9.5%

Adjusted OIBDA	$343,436	$333,265	3.1%

Non-cash, share-based compensation charges	4,006	3,280	22.1
Depreciation and amortization	170,705	161,473	5.7

Operating income	$168,725	$168,512	0.1%

Interest expense, net	$(180,196)	$(169,667)	6.2%
Loss on early extinguishment of debt	—	(35,831)	NM
Loss on derivatives, net	(8,972)	(14,528)	NM
Gain on sale of cable systems	9,615	—	NM
Other expense, net	(6,055)	(7,750)	NM

Loss before income taxes	(16,883)	(59,264)	NM
Provision for income taxes	(42,990)	(62,045)	NM

Net loss	$(59,873)	$(121,309)	NM

Basic weighted average shares outstanding	109,220	111,366
Basic loss per share	$(0.55)	$(1.09)
Diluted weighted average shares outstanding	109,220	111,366
Diluted loss per share	$(0.55)	$(1.09)

Adjusted OIBDA margin (a)	35.7%	37.1%
Operating income margin (b)	17.6%	18.8%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 3
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$15,463	$36,385
Subscriber accounts receivable, net	80,452	75,722
Prepaid expenses and other assets	19,674	17,248
Deferred tax assets	2,415	2,467

Total current assets	$118,004	$131,822
Property, plant and equipment, net	1,455,352	1,451,134
Intangible assets, net	2,028,909	2,037,107
Other assets, net	26,819	32,287

Total assets	$3,629,084	$3,652,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$254,321	$275,611
Deferred revenue	50,341	46,293
Current portion of long-term debt	89,599	75,563

Total current liabilities	$394,261	$397,467
Long-term debt, less current portion	3,097,125	3,069,036
Deferred tax liabilities	302,072	259,300
Other non-current liabilities	24,771	21,361
Total stockholders’ deficit	(189,145)	(94,814)

Total liabilities and stockholders’ deficit	$3,629,084	$3,652,350

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 4
Condensed Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$143,749	$95,807

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(182,803)	(156,652)
Acquisition of cable system	(7,274)	—
Proceeds from sale of assets and investments	32,448	—

Net cash flows used in investing activities	$(157,629)	$(156,652)

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
New borrowings	298,525	2,106,000
Repayment of debt	(256,400)	(1,442,590)
Redemption of senior notes	—	(572,500)
Repurchase of common stock	(39,035)	(34,386)
Other financing activities – book overdrafts	(11,077)	12,481
Proceeds from issuance of common stock in employee stock purchase plan	945	910
Financing costs	—	(193)

Net cash flows (used in) provided by financing activities	$(7,042)	$69,722

Net (decrease) increase in cash and cash equivalents	$(20,922)	$8,877
CASH AND CASH EQUIVALENTS, beginning of period	$36,385	$17,281

CASH AND CASH EQUIVALENTS, end of period	$15,463	$26,158

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$196,623	$200,689

TABLE 5
Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Customer premise equipment	$96,651	$79,765
Scalable infrastructure	26,013	21,097
Line extensions	16,390	10,614
Upgrade/Rebuild	26,981	29,519
Support capital	16,768	15,657

Total	$182,803	$156,652

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.
TABLE 6
Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
Adjusted OIBDA	$116,728	$110,762
Non-cash, share-based compensation charges	(1,319)	(1,227)
Depreciation and amortization	(59,970)	(53,572)

Operating income	$55,439	$55,963

	Nine Months Ended
	September 30,
	2007	2006
Adjusted OIBDA	$343,436	$333,265
Non-cash, share-based compensation charges	(4,006)	(3,280)
Depreciation and amortization	(170,705)	(161,473)

Operating income	$168,725	$168,512

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 6
Reconciliation Data – Historical (con’t)
Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Free cash flow	$(19,719)	$6,779
Capital expenditures	182,803	156,652
Other expenses	1,758	(24,368)
Non-cash, share-based compensation charges	(4,006)	(3,280)
Change in assets and liabilities, net	(17,087)	(39,976)

Net cash flows provided by operating activities	$143,749	$95,807

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.
TABLE 7
Calculation – Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006
Adjusted OIBDA	$116,728	$110,762
Cash taxes	(63)	(55)
Capital expenditures	(71,027)	(51,871)
Interest expense, net	(61,185)	(57,125)

Free cash flow	$(15,547)	$1,711

	Nine Months Ended
	September 30,
	2007	2006
Adjusted OIBDA	$343,436	$333,265
Cash taxes	(156)	(167)
Capital expenditures	(182,803)	(156,652)
Interest expense, net	(180,196)	(169,667)

Free cash flow	$(19,719)	$6,779

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 8
Summary Operating Statistics
(Unaudited)

	Actual	Actual	Actual
	September 30,	June 30,	September 30,
	2007	2007	2006
Estimated homes passed	2,839,000	2,835,000	2,817,000

Total revenue generating units (RGUs)(a)	2,673,000	2,633,000	2,535,000
Quarterly net RGU additions	40,000	18,000	57,000
Average monthly revenue per RGU(b)	$41.24	$41.25	$40.64

Customer relationships(c)	1,402,000	1,413,000	1,454,000

Video
Basic subscribers	1,331,000	1,344,000	1,394,000
Quarterly net basic subscriber losses	(13,000)	(18,000)	(6,000)
Digital customers	541,000	532,000	514,000
Quarterly net digital customer additions	9,000	2,000	18,000
Digital penetration(d)	40.6%	39.6%	36.9%

Data
Data customers	636,000	613,000	544,000
Quarterly net data customer additions	23,000	13,000	28,000
Data penetration(e)	22.4%	21.6%	19.3%

Phone
Estimated marketable phone homes(f)	2,500,000	2,450,000	1,850,000
Phone customers	165,000	144,000	83,000
Quarterly net phone customers additions	21,000	21,000	17,000
Phone penetration(g)	6.6%	5.9%	4.5%

Average total monthly revenue per basic subscriber(h)	$81.81	$80.00	$72.91

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents the total of basic subscribers, digital customers, data customers and phone customers at the end of each period.

(b)	Represents average monthly revenues for the last three months of the period divided by average RGUs for such period.

(c)	Represents the total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(d)	Represents digital customers as a percentage of basic subscribers.

(e)	Represents data customers as a percentage of estimated homes passed.

(f)	Represents the estimated number of homes to which the Company is currently marketing phone service.

(g)	Represents phone customers as a percentage of estimated marketable phone homes.

(h)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.